UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2009

LoopNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52026 (Commission File Number)	77-0463987 (IRS Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive
offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 29, 2009, LoopNet, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Calera Capital Partners IV, L.P., a Delaware limited partnership, Calera Capital Partners IV Side-by-Side, L.P., a Delaware limited partnership, Trinity Ventures IX, L.P., a Delaware limited partnership, Trinity IX Side-By-Side Fund, L.P., a Delaware limited partnership, Trinity IX Entrepreneurs’ Fund, L.P., a Delaware limited partnership, Saints Rustic Canyon, L.P., a Delaware limited partnership and Rustic Canyon Ventures III, L.P., a Delaware limited partnership (collectively, the “Purchasers”).
     Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 50,000 shares of its newly-created Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock is initially convertible into an aggregate of 7,440,476 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $6.72 per share (as may be adjusted for stock dividends, stock splits or similar recapitalizations). The aggregate consideration to be paid for the Series A Preferred Stock by the Purchasers is $50 million.
     The issuance of the Series A Preferred Stock to the Purchasers will be completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock to be issued to the Purchasers will include legends restricting transfer other than pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from registration.
     The Company will also enter into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the Purchasers, pursuant to which, among other things, the Company will agree to grant the Purchasers certain registration rights including the right to require the Company a file a registration statement to register the Common Stock issuable upon conversion of the Series A Preferred Stock.
     On March 30, 2009 the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations authorizes the Company to issue 50,000 shares of Series A Preferred Stock and sets forth the terms of the Series A Preferred Stock. The Series A Preferred Stock has a purchase price per share equal to $1,000 (the “Original Issue Price”). In the event of any Liquidation Event (as defined in the Certificate of Designations), the holders of shares of Series A Preferred Stock are entitled to receive, prior to any distribution to the holders of the Common Stock, an amount per share equal to the greater of (1) the Original Issue Price, plus any declared and unpaid dividends and (2) the amount that Purchasers would receive in respect of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock if all of the then outstanding Series A Preferred Stock were converted into Common Stock.
     The holders of the Series A Preferred Stock have the right to vote on any matter submitted to a vote of the stockholders of the Company and are entitled to vote that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holders’ shares of Series A Preferred Stock. The Certificate of Designations also provides that, for so long as Calera Capital Partners IV, L.P. and Calera Capital Partners IV Side-by-Side, L.P., the lead investors in this offering, collectively hold at least 17,500 shares of Series A Preferred Stock (or the Common Stock issued upon conversion thereof) that they will purchase in the offering, the Series A Preferred Stock holders shall have the right to elect a director to the Company’s Board of Directors.
     In the event that the Common Stock trades on a trading market at or above a closing price equal to $16.80 per share (as may be adjusted for stock dividends, stock splits, recapitalizations or similar events) for 20 consecutive trading days, the Company will have the option to redeem all of the outstanding Series A Preferred Stock for cash consideration per share of Series A Preferred stock equal to 101% of Original Issue Price plus all accrued but unpaid dividends. Within ten business days of the sixth anniversary of the issuance of the Series A Preferred Stock, the holders of the Series A Preferred Stock will have the option to require the Company to redeem any or all of such holder’s Series A Preferred Stock in an amount equal to the Original Issuance Price plus any declared but unpaid dividends.

     The foregoing descriptions of the Purchase Agreement, the Investors’ Rights Agreement and the Certificate of Designations are summaries of the terms of these documents and do not purport to summarize or include all terms therein. The foregoing summaries are qualified in their entireties by reference to the full text of the Certificate of Designations, which is filed herewith as Exhibit 3.1, and the full texts of the Purchase Agreement and Investors’ Rights Agreement which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
Item 3.02. Unregistered Sale of Equity Securities.
     The information required by Item 3.02 is included in Item 1.01 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the transaction covered by this Current Report on Form 8-K and pursuant to the terms of the Securities Purchase Agreement and the Certificate of Designations, James T. Farrell, a Managing Partner of Calera Capital, will be appointed to the Company’s Board of Directors, effective upon the closing of the transaction. Mr. Farrell is a Director of Calera Capital Management, Inc., a Delaware corporation, which is the general partner of Calera Capital Investors IV, L.P., a Delaware limited partnership, which is the general partner of each of Calera Capital Partners IV, L.P. and Calera Capital Partners IV Side-by-Side, L.P., the lead investors in the transaction who will purchase approximately $35 million of Series A Preferred Stock in connection with the transaction. Mr. Farrell has served in various capacities with Calera Capital and its predecessor, Fremont Partners, since 1991. Mr. Farrell also serves as Chairman of the Board of Directors of Modular Space Corporation, a private company who is a lessor of modular assets. Mr. Farrell holds an A.B. from Princeton University and an M.B.A. from the Harvard Business School. Information required by Item 5.02 is included in Item 1.01 and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 30, 2009, the Company filed the Certificate of Designations, with the Secretary of State of the State of Delaware, which established the rights, preference and privileges of the Series A Preferred Stock as described above in Item 1.01 and incorporated herein by reference. The Certificate of Designations is filed herewith as Exhibit 3.1 and incorporated by reference herein.
Item 8.01. Other Events.
     On March 30, 2009, the Company issued a press release announcing the transaction covered by this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock of LoopNet, Inc.

99.1	Press Release of LoopNet, Inc. dated March 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOPNET, INC. (Registrant)
Dated: April 2, 2009
	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock of LoopNet, Inc.

99.1	Press Release of LoopNet, Inc. dated March 30, 2009